Exhibit 99.1

Contacts:

Corporate and Investor Relations

510-574-1406 (Investors)

650-454-2543 (Media)

PDL BIOPHARMA TO ACTIVELY SEEK SALE OF ENTIRE COMPANY OR ITS KEY ASSETS

– Executive changes announced –

Redwood City, Calif., October 1, 2007 — PDL BioPharma, Inc. (PDL) (Nasdaq: PDLI) today announced that its board of directors has recently decided to actively seek offers for the sale of the company as a whole or of its key assets. The decision is the result of PDL’s ongoing evaluation of strategic alternatives. The company will continue the previously announced process for the potential sale of its commercial products as part of the overall process. A final decision regarding the specific deal structures or transactions the company may enter into will be driven by the goal of maximizing stockholder value.

The company also announced that Mark McDade has stepped down from his position as chief executive officer and a director effective immediately. The board has elected L. Patrick Gage, Ph.D., as interim chief executive officer. Dr. Gage will continue to serve as a director of the company. The board has also elected Karen A. Dawes as chairperson of the board to replace Dr. Gage.

“Following a comprehensive review of available options, the PDL board has concluded that seeking offers for the sale of the company as a whole or of its key assets is our primary strategic focus,” said Ms. Dawes, chairperson of the board. “We look forward to working with our advisors and interested parties to maximize stockholder value,” she added.

“I look forward to leading the talented and dedicated employees of PDL during this time of transition to build stockholder value through increasing our operational efficiency and driving our business forward,” said Dr. Gage, interim CEO.

The company further announced that the Finance Committee of the board, chaired by board member Joseph (Skip) Klein, will oversee the strategic transaction process. As stated previously, Merrill Lynch & Co. has been engaged as the company’s financial advisor and has been authorized to actively seek proposals that will maximize stockholder value.

Biographies of Ms. Dawes, Dr. Gage and Mr. Klein are available in the “Corporate Governance” section of the company’s website.

Forward-looking Statements

This press release contains forward-looking statements, including regarding the company’s plans to actively seek offers for the sale of the company as whole or its key assets and to continue the process for the potential sale of its commercial products and the advancement of PDL’s business, each of which involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following: additional developments or decisions could cause PDL to alter its strategic focus; PDL may not be able to negotiate the sale of the company or its key assets, including its commercial assets, on terms acceptable to it; the consummation of any transaction, even if on acceptable terms, could be adversely impacted or prevented by failure to satisfy closing conditions, regulatory delays or other developments; failure to retain key employees, increased competition, adverse market conditions and failure to develop, protect or license intellectual property rights could adversely impact the advancement of PDL’s research efforts, drug development activities and commercial sales efforts; and PDL’s success in advancing its pipeline could also be adversely affected by failure or delay of clinical development programs, including because of delays in contracting with clinical sites, enrollment rates, availability of clinical materials or safety or manufacturing issues. Other factors that may cause PDL’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are discussed in PDL’s filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” sections of its annual and quarterly reports filed with the SEC. Copies of PDL’s filings with the SEC may be obtained at the “Investors” section of PDL’s website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

About PDL BioPharma

PDL BioPharma, Inc. is a biopharmaceutical company focused on discovering, developing and commercializing innovative therapies for severe or life-threatening illnesses. PDL currently markets and sells a portfolio of three acute-care commercial products in the United States and Canada. The company’s antibody humanization technology has led to the development of many successful antibody therapies by the company’s licensees, and PDL is leveraging its antibody expertise to advance the development of its own pipeline of investigational compounds. For more information, please visit http://www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

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